UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013 (August 8, 2013)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2013, the Compensation & Personnel Committee (the “Committee”) of the Board of Directors of SLM Corporation (the “Company”) approved an increase in the base salary of John F. Remondi, the Company’s President and Chief Executive Officer, in connection with his prior appointment as Chief Executive Officer of the Company on May 29, 2013. As determined by the Committee on August 8, 2013, Mr. Remondi base salary was increased from $850,000 to $950,000, retroactive to May 29, 2013. Additionally, on August 8, 2013, the Committee granted Mr. Remondi 20,128 time-based restricted stock units, which will vest, subject to Mr. Remondi’s continued employment, in one-third increments on each of the first three anniversaries of the award grant date. Other than the adjustments described herein, there were no other changes to the compensation or benefits that Mr. Remondi is entitled to receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: August 14, 2013	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary